FOR IMMEDIATE RELEASE                CONTACT:   Paul E. Larson
                                                Executive VP & CFO

                                     TELEPHONE: (515) 241-7600


             EQUITABLE OF IOWA'S OPERATING INCOME

      IN SECOND QUARTER INCREASES 12.9 PERCENT PER SHARE


     DES MOINES, July 27, 1995 -- Equitable of Iowa Companies

(NYSE:EIC) reported that second quarter operating income rose to a record $25.0 million, or $0.79 per share, from $22.4 million,

or $0.70 per share, the year before, a 12.9 percent per share increase.

     "The double-digit operating earnings gain is encouraging in light of strong year-ago results," observed Fred S. Hubbell,

president and chief executive officer.

     Revenues were up 17.6 percent, reaching a new high of $187.4 million, versus $159.3 million a year ago.

     Net income was $26.6 million, or $0.84 per share, compared with $26.0 million, or $0.82 per share, and included realized investment gains of $1.6 million, or $0.05 per share, and $3.6 million, or $0.12 per share, respectively, in the 1995 and 1994 periods.

     "We continue to target annual financial goals of 20 percent asset growth, despite the extremely competitive sales environment,

as well as 15 percent return on equity and 1 percent return on assets," Hubbell pointed out.  "We believe we are on track for another excellent year."

     First-half operating income rose to $48.4 million, or $1.53 per share, from $42.4 million, or $1.34 per share, a year ago, a

14.2 percent per share increase.  Net income, including realized investment gains, improved to $50.4 million, or $1.59 per share,

from $48.6 million, or $1.54 per share.

     Revenues totaled $366.1 million, an increase of 17.4 percent over $311.9 million in 1994's first half.

     Total annuity premiums in the second quarter were $364.5

million versus $450.1 million the year before, a 19.0 percent decline, while total annuity premiums year-to-date increased 2.3 percent, to $771.4 million.  "These sales reflect the impact of a challenging environment.  The higher short-term interest rates of the last several months have allowed bank certificates of deposit to be more competitive than usual, while declining long-term rates have caused returns on annuity and life products to be comparatively lower than usual," Hubbell explained.

"Consequently, sales growth was slower than last year's second quarter."

     "We expect sales growth will remain difficult industry-wide as long as current interest rates persist.  But, we intend to adhere to our strategic discipline, and will not sacrifice

profitability just to achieve short-term sales gains," Hubbell emphasized.  "However, we continue to expand the number of agents selling our products, and we are well-positioned to take

advantage of a more typical interest rate and sales environment."

     Life insurance sales, as measured by first-year and single premiums, continued to show strength, rising 51.3 percent to

$10.4 million in the second quarter, while climbing 75.4 percent on a year-to-date basis to $20.9 million.  Premiums from tax sheltered annuities ("TSAs") were up 10.1 percent for the second quarter and 33.3 percent for the first half of 1995.  "We're very pleased with the growth in our life insurance and TSA businesses.

These sales provide opportunities over time for renewal

premiums," Hubbell said.

     Assets increased 22.2 percent to $8.9 billion from $7.3

billion a year ago.

     The investment portfolio's default rate remained nominal at

0.05 percent, versus 0.02 percent a year ago, and 0.01 percent at

March 31, 1995.  The portfolio's estimated market value was equal to 102.8 percent of its carrying value at June 30, 1995, versus

97.6 percent the year before and 98.2 percent at the end of

1995's first quarter.

     Equitable of Iowa Companies is the holding company for

Equitable Life Insurance Company of Iowa, USG Annuity & Life

Company, Locust Street Securities and Equitable Investment

Services.




- - tables attached -































                           Equitable of Iowa Companies
                        CONSOLIDATED SUMMARY OF OPERATIONS

                                        Quarter Ended        Six Months Ended
                                     06/30/95   06/30/94   06/30/95   06/30/94
                                    ---------  ---------  ---------  ---------

                                         (Thousands except per share data)
                                                     UNAUDITED
REVENUES

Traditional life insurance premiums  $10,923    $11,403    $22,218    $23,213
Universal life and investment
  product charges                     12,110     10,607     24,620     21,111
Net investment income                158,520    125,398    306,766    245,299
Realized gains                         1,790      7,705      1,903     13,714
Other income                           4,048      4,177     10,582      8,572
                                    ---------  ---------  ---------  ---------
          Total Revenues             187,391    159,290    366,089    311,909

EXPENSES

Insurance benefits
  Interest credited to account
    balances                          96,960     77,040    190,126    149,877
  Mortality and other                 23,361     22,085     49,394     45,271
                                    ---------  ---------  ---------  ---------
                                     120,321     99,125    239,520    195,148

Underwriting, acquisition and insurance
  expense
  Commissions                         37,862     43,037     79,661     73,605
  General expense                      9,731     10,313     20,802     19,619
  Insurance taxes                      2,255      2,388      5,054      4,633
  Policy acquisition costs deferred  (46,117)   (52,221)   (97,572)   (88,650)
  Amortization of deferred acquisition
    costs                             16,795     12,308     31,266     23,328
                                    ---------  ---------  ---------  ---------
                                      20,526     15,825     39,211     32,535

Interest expense                       3,752      1,995      5,773      4,185
Other expenses                         1,780      2,295      3,899      5,125
                                    ---------  ---------  ---------  ---------
          Total Expenses             146,379    119,240    288,403    236,993
                                    ---------  ---------  ---------  ---------
                                      41,012     40,050     77,686     74,916

Income taxes                          14,410     14,220     27,285     26,372
Equity income                             18        183         13         71
                                    ---------  ---------  ---------  ---------
Net income                            26,620     26,013     50,414     48,615
                                    =========  =========  =========  =========

Average shares outstanding            31,678     31,611     31,671     31,570



                           Equitable of Iowa Companies
                   CONSOLIDATED SUMMARY OF OPERATIONS (continued)

                                        Quarter Ended        Six Months Ended
                                     06/30/95   06/30/94   06/30/95   06/30/94
                                    ---------  ---------  ---------  ---------
PER SHARE DATA

Earnings per common share
  --operating income                    0.79       0.70       1.53       1.34
  --realized gains (net of tax)         0.05       0.12       0.06       0.20
                                    ---------  ---------  ---------  ---------
  --net income                          0.84       0.82       1.59       1.54
                                    =========  =========  =========  =========

Dividends paid per common share        0.135       0.12      0.255      0.225









































                                Equitable of Iowa Companies
                                     BUSINESS SUMMARY

                                               1995                 1994
                                                    Per                  Per
                                           $       Share        $       Share
                                      -----------  ------  -----------  ------
                                            (Thousands except per share data)
                                                        UNAUDITED
INCOME ANALYSIS

Quarter Ended - June 30
    Operating income (1)                 $24,985   $0.79      $22,355   $0.70
    Realized and prepayment gains          1,635    0.05        3,658    0.12
                                      -----------  ------  -----------  ------
NET INCOME                                26,620    0.84       26,013    0.82
                                      ===========  ======  ===========  ======

Six Months Ended - June 30
    Operating income (1)                 $48,372   $1.53      $42,401   $1.34
    Realized and prepayment gains          2,042    0.06        6,214    0.20
                                      -----------  ------  -----------  ------
NET INCOME                                50,414    1.59       48,615    1.54
                                      ===========  ======  ===========  ======


REALIZED GAINS ANALYSIS

Quarter Ended - June 30
    Realized gains                        $1,790               $7,705
    Prepayment gains in investment
     income                                2,061                  --
    Related amort of DPAC                 (1,336)              (2,077)
                                      -----------          -----------
                                           2,515                5,628
    Income taxes                             880                1,970
                                      -----------          -----------
    Total                                  1,635   $0.05        3,658   $0.12


Six Months Ended - June 30
    Realized gains                        $1,903              $13,714
    Prepayment gains in investment
     income                                2,574                  --
    Related amort of DPAC                 (1,336)              (4,303)
                                      -----------          -----------
                                           3,141                9,411
    Income taxes                           1,099                3,197
                                      -----------          -----------
    Total                                  2,042   $0.06        6,214   $0.20

1) Operating income equals net income excluding, net of tax, prepayment gains on mortgages and mortgage-backed securities, realized gains/losses and related amortization of deferred acquisition costs.



                                Equitable of Iowa Companies
                                BUSINESS SUMMARY (continued)

                                               1995                 1994
                                                    Per                  Per
                                           $       Share        $       Share
                                      -----------  ------  -----------  ------
                                            (Thousands except per share data)
                                                        UNAUDITED
PRODUCT SUMMARY

Six Months Ended - June 30

     Average yield on assets (2)             8.6%                 8.6%
     Average interest credited rate (2)      5.8%                 5.9%

     Total premium
        Traditional life                 $22,218              $23,213
        Universal life and current
         interest                         43,960               32,816
        Fixed annuities                  749,725              754,381
        Variable annuities                21,708                  --
                                      -----------          -----------
                                         837,611              810,410

     New life insurance written
      (at face amount)                   892,994              708,890
     Life insurance in force
      (at face amount)                10,527,610            9,884,777

2) Interest credited rate represents the average annualized interest rate credited to policy accounts for interest sensitive products, including annuities, universal life-type policies and participating life policies. Asset yield is the average annualized yield on assets supporting those products.






















                             Equitable of Iowa Companies
                              CONSOLIDATED BALANCE SHEET

                                       June 30                    June 30
                                         1995                       1994
                                     ------------               ------------

                                          (Thousands except per share data)
                                                      UNAUDITED
ASSETS

Cash and Investments - Available
  for sale                            $1,558,473                   $804,973
Investments - Held to maturity         6,306,946                  5,641,938
Accrued investment income                117,630                    100,743
Deferred policy acquisition costs        640,700                    522,431
Property and equipment                     7,985                      7,412
Other assets                             113,269                     90,866
Separate account assets                  120,007                     86,367
                                     ------------               ------------
         Total Assets                  8,865,010                  7,254,730
                                     ============               ============



LIABILITIES AND STOCKHOLDERS' EQUITY

Policyholder liabilities              $7,703,777                 $6,321,386
Long-term debt                           100,000                        --
Commercial paper notes                   109,635                    139,000
Other liabilities                        132,464                    143,737
Separate account liabilities             120,007                     86,367
                                     ------------               ------------
         Total Liabilities             8,165,883                  6,690,490

Stockholders' equity                     699,127                    564,240
                                     ------------               ------------
         Total Liabilities and
           Stockholders' Equity        8,865,010                  7,254,730
                                     ============               ============

Number of shares outstanding              31,717                     31,640

Book value per share at June 30th         $22.04                     $17.83












Investments - Insurance Operations   June 30, 1995

Investment portfolio
 Cash & short-term inv.                0.6%
 Governments and Agency MBS            5.0
 Investment grade bonds               47.2
 Investment grade MBS                 29.4
 Below investment grade securities     6.6
 Mortgages                            10.7
                                   -------
Total cash and fixed income           99.5
 Common stock                          0.3
 Real estate                           0.2
                                   -------
                                     100.0%
                                   =======

Average quality - fixed income       A+
Portfolio yield                      8.4%
Default rates
  Bonds                              0.05% of Bonds       0.04% of Portfolio
  Mortgages                          0.11% of Mortgages   0.01% of Portfolio
                                                          _____
  Total defaults                                          0.05% of Portfolio